SCHEDULE II

                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED       AVERAGE
                        DATE             SOLD(-)            PRICE(2)

 COMMON STOCK-DIXON TICONDEROGA

          GAMCO INVESTORS, INC.
                       2/08/05           84,000-            7.0000

     GABELLI SECURITIES, INC.
          GABELLI ASSOCIATES LTD
                       2/08/05           58,700-            7.0000
                       2/03/05            5,000-            7.0300
                       2/01/05            1,000-            7.0000
                       1/28/05            1,500-            6.9948
                       1/28/05            1,500-            7.0000

          GABELLI ASSOCIATES FUND II
                       2/08/05            2,000-            7.0000

          GABELLI ASSOCIATES FUND
                       2/08/05           57,600-            7.0000.

(1) THE TRANSACTIONS ON 02/08/05 WERE IN CONNECTION WITH THE
TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D. IN THE TENDER OFFER, HOLDERS OF THE ISSUER'S SHARES RECEIVED
$7.00 IN CASH PER SHARE. UNLESS INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE AMEX.

(2) PRICE EXCLUDES COMMISSION.